Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 25, 2013 in the Post Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-183602) and related Prospectus of OvaScience, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 25, 2013